Exhibit 5.1

April 2, 2009

Savient Pharmaceuticals, Inc.
One Tower Center, 14th Floor
East Brunswick, New Jersey 08816

Re: Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

     This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-146257) (the “Registration Statement”) filed by Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, shares of common stock, $0.01 par value per share (the “Common Stock”) and warrants to purchase Common Stock, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $200,000,000 and (ii) the prospectus supplement, dated April 2, 2009 (the “Prospectus Supplement”) relating to the issue and sale pursuant to the Registration Statement of up to 5,927,343 shares (the “Shares”) of Common Stock, Warrants to purchase up to 5,038,237 shares of Common Stock (the “Warrants”) and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and, together with the Warrants and the Shares, the “Securities”).

     The Shares and the Warrants are to be sold by the Company to selected investors pursuant to subscription agreements (the “Subscription Agreements”) in the form attached as Exhibit A to the placement agent agreement (the “Placement Agent Agreement”) by and between the Company and Lazard Capital Markets LLC, dated April 2, 2009, which has been filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, dated April 2, 2009, as filed with the Commission on the date hereof.

     We are acting as counsel for the Company in connection with the issue and sale by the Company of the Securities. We have examined a signed copy of the Registration Statement and a copy of the Prospectus Supplement, each as filed with the Commission. We have also examined and relied upon the Placement Agent Agreement and the Subscription Agreements, minutes of meetings of the stockholders and the Board of Directors, including committees thereof, of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

Savient Pharmaceuticals, Inc.
April 2, 2009

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

On the basis of and subject to the foregoing, we are of the opinion that:

     1. The Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Subscription Agreements, the Shares will be validly issued, fully paid and nonassessable.

     2. The Warrants have been duly authorized for issuance and, when the Warrants are issued and paid for in accordance with the terms and conditions of the Subscription Agreements and have been duly executed and delivered by the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     3. The Warrant Shares have been duly authorized for issuance and, when issued and paid for in accordance with the provisions of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issue and sale of the Shares and to the use of our name in the Prospectus Supplement under the caption “Validity of Securities.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Savient Pharmaceuticals, Inc.
April 2, 2009

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Graham Robinson
Graham Robinson, a Partner